EXHIBIT 99.1





                 EFC BANCORP, INC. ANNOUNCES ANNUAL MEETING DATE


Friday January 7, 11:14 am ET


ELGIN, Ill., Jan. 7 /PRNewswire-FirstCall/ -- EFC Bancorp, Inc. (Amex: EFC -
News) announced today that its Annual Meeting of Shareholders will be held on April 19, 2005, at 2:00 p.m. Central Time, at the Holiday Inn Hotel & Suites Chicago Northwest, 495 Airport Road, Elgin, Illinois 60123.